Exhibit 3.4

MALIBU BOATS HOLDINGS, LLC

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of             , 20

THE LIMITED LIABILITY COMPANY INTERESTS IN MALIBU BOATS HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

Table of Contents

ARTICLE I ORGANIZATIONAL MATTERS		2
1.1	Formation of the Company	2
1.2	First Amended and Restated Limited Liability Company Agreement	2
1.3	Name	2
1.4	Purpose; Powers	2
1.5	Principal Office; Registered Office	2
1.6	Term	3
1.7	Existence and Good Standing; Foreign Qualification	3
1.8	No State Law Partnership	3
1.9	Admission	4

ARTICLE II CAPITALIZATION; ADMISSION OF MEMBERS; CAPITAL ACCOUNTS		4
2.1	Capitalization	4
2.2	Admission of Members; Additional Members	6
2.3	Capital Accounts	7
2.4	Negative Capital Accounts	7
2.5	No Withdrawal	7
2.6	Loans From Members	7
2.7	No Right of Partition	8
2.8	Non-Certification of Units; Legend; Units Are Securities	8

ARTICLE III DISTRIBUTIONS		8
3.1	Distributions	8
3.2	Successors	8
3.3	Distributions In-Kind	8
3.4	Tax-Related Distributions	9
3.5	Unvested Units	9

ARTICLE IV ALLOCATIONS		10
4.1	Allocations	10
4.2	Special Allocations	10
4.3	Tax Allocations	11
4.4	Members’ Tax Reporting	12
4.5	Indemnification and Reimbursement for Payments on Behalf of a Member	12

ARTICLE V MANAGEMENT; RIGHTS AND DUTIES OF MEMBERS		12
5.1.	Managing Member: Delegation of Authority and Duties	12
5.2.	Officers	14
5.3.	Devotion of Time; Fiduciary Duties; Company Opportunities; Other Activities	14
5.4.	No Liability of Members and Officers	15
5.5.	Exculpation and Indemnification	15
5.6.	Insurance	16
5.7.	Investment Representations of Members	16

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ARTICLE VI TAX MATTERS		17
6.1	Preparation of Tax Returns	17
6.2	Tax Elections	17
6.3	Tax Controversies	17
6.4	Tax Allocations	17
6.5	Fiscal Year	17
6.6	Books and Records; Fiscal Year	17
6.7	Reports	18

ARTICLE VII TRANSFER OF UNITS; SUBSTITUTE MEMBERS; REGISTRATION RIGHTS		18
7.1	Restrictions on Transfers	18
7.2	Recognition of Transfer; Substituted and Additional Members	18
7.3	Expense of Transfer; Indemnification	19
7.4	Additional Requirements	20
7.5	Mandatory Exchange	20
7.6	Registration Rights	20

ARTICLE VIII DISSOLUTION AND LIQUIDATION; WITHDRAWAL		24
8.1	Dissolution	24
8.2	Liquidation and Termination	24
8.3	Complete Distribution	25
8.4	Cancellation of Certificate	25
8.5	Reasonable Time for Winding Up	25
8.6	Return of Capital	25
8.7	HSR Act	25
8.8	Member Withdrawal	25

ARTICLE IX GENERAL PROVISIONS		25
9.1	Power of Attorney	25
9.2	Amendments	26
9.3	Remedies	27
9.4	Successors and Assigns	28
9.5	Severability	28
9.6	Counterparts	28
9.7	Applicable Law	28
9.8	Addresses and Notices	28
9.9	Creditors	28
9.10	Waiver	29
9.11	Further Action	29
9.12	Entire Agreement	29
9.13	Delivery by Facsimile or Email	29
9.14	Spousal Consent	29

ARTICLE X DEFINITIONS		29
10.1	Definitions	29
10.2	Interpretative Matters	38

SCHEDULE A	Schedule of Members
SCHEDULE B	Consent of Spouse and Proxy

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FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MALIBU BOATS HOLDINGS, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Malibu Boats Holdings, LLC, a Delaware limited liability company (the “Company”), dated and effective as of [            ], 20     (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by and among the Company and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement.

RECITALS:

WHEREAS, the Company was formed as a limited liability company under the Act by filing a Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware on July 6, 2006;

WHEREAS, the Company’s members entered into the Limited Liability Company Agreement of the Company, dated August 7, 2006, as amended from time to time, including as amended by that certain Consent and Amendment, dated November 6, 2013 (the “Original Agreement”);

WHEREAS, Malibu Boats, Inc., a Delaware corporation (“Malibu Boats”) has entered into an underwriting agreement (i) to issue and sell to the several Underwriters named therein (the “Underwriters”) shares of Class A Common Stock and (ii) to make a public offering of such shares of Class A Common Stock (collectively, the “IPO”);

WHEREAS, in connection with the IPO, it is contemplated that pursuant to this Agreement (i) immediately prior to consummation of the IPO (the “Effective Time”), all of the outstanding limited liability company interests in the Company will be converted into the number of Units set forth opposite each Member’s name in Schedule A attached hereto and (ii) immediately after the IPO, Malibu Boats will purchase newly-issued Units from the Company and a number of outstanding Units from the Members using the net proceeds from the IPO (collectively, the “IPO Transactions”); and

WHEREAS, the Company and the Members set forth on Schedule A attached hereto now wish to amend and restate the Original Agreement as set forth herein to give effect to the IPO Transactions and to reflect the admission of Malibu Boats as a Member and as sole managing member of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

ORGANIZATIONAL MATTERS

1.1 Formation of the Company. The Company was formed on July 6, 2006 as a Delaware limited liability company pursuant to the provisions of the Act.

1.2 First Amended and Restated Limited Liability Company Agreement. The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Members are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

1.3 Name. The name of the Company shall be “Malibu Boats Holdings, LLC.” The Managing Member may change the name of the Company at any time and from time to time. Prompt notification of any such change shall be given to all Members. The Company’s business may be conducted under its name or any other name or names deemed advisable by the Managing Member.

1.4 Purpose; Powers.

(a) General Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

(b) Company Action. Subject to the provisions of this Agreement and except as prohibited by applicable law, (i) the Company may, with the approval of the Managing Member, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member, and (ii) the Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document, agreement or instrument on behalf of the Company.

1.5 Principal Office; Registered Office. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Managing Member may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records at such place. The Company may maintain offices at such other place or places as the Managing Member deems advisable. Prompt notice of any change in the principal office shall be given to all Members.

1.6 Term. The term of the Company commenced on the date the Certificate of Formation was filed with the office of the Secretary of State of the State of Delaware and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Article VIII.

1.7 Existence and Good Standing; Foreign Qualification. The Managing Member may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions. The Managing Member may cause Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction where its assets or operations require it to be so qualified.

1.8 No State Law Partnership.

(a) No Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer by virtue of this Agreement, for any purposes other than as is set forth in the last sentence of this Section 1.8, and this Agreement shall not be construed to the contrary.

(b) Tax Partnership. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. So long as the Company is treated as a partnership for federal income tax purposes, to ensure that Units are not traded on an established securities market within the meaning of Treasury Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary contained herein, (i) the Company shall not participate in the establishment of any such market or the inclusion of its Units thereon, and (ii) the Company shall not recognize any Transfer made on any such market by: (A) redeeming the Transferor Member (in the case of a redemption or repurchase by the Company); or (B) admitting the Transferee as a Member or otherwise recognizing any rights of the Transferee, such as a right of the Transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

1.9 Admission. The Managing Member is hereby admitted as a Member of the Company upon its execution of a counterpart signature page to this Agreement and each member of the Company immediately prior to the effectiveness of this Agreement shall continue as a Member hereunder.

ARTICLE II

CAPITALIZATION; ADMISSION OF MEMBERS; CAPITAL ACCOUNTS

2.1 Capitalization.

(a) Units; Capitalization. Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company shall be represented by units of limited liability company interest (each a “Unit”). As of the Effective Time, the Company shall have one authorized class of Units. All Units shall have identical rights and privileges in all respects. The Company shall have the authority to issue an unlimited number of Units.

(b) Schedule of Units and Members. At the Effective Time, all of the Class A Units, Class B Units and Class M Units (each as defined in the Original Agreement) issued and outstanding immediately prior to the Effective Time are hereby automatically converted into the number of Units of the Company set forth opposite each Member’s name in Schedule A attached hereto. Immediately after the IPO, Malibu Boats will contribute the net proceeds thereof to the Company in exchange for [            ] Units of the Company.

(c) Issuance of Additional Units. The Managing Member shall have the right to cause the Company to issue and/or create and issue at any time after the date hereof, and for such amount and form of consideration as the Managing Member may determine, additional Units or other Equity Securities of the Company (including creating classes or series thereof having such powers, designations, preferences and rights as may be determined by the Managing Member), subject to Section 9.2. The Managing Member shall have the power to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the Managing Member in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with the provisions of this Section 2.1(c) and Section 9.2.

(i) If, following the IPO, Malibu Boats issues shares of Class A Common Stock (other than an issuance of the type covered by Section 2.1(c)(ii)), Malibu Boats shall promptly contribute to the Company all the net proceeds and property (if any) received by Malibu Boats with respect to such Class A Common Stock. Upon the contribution by Malibu Boats to the Company of all of such net proceeds and property (if any) so received by Malibu Boats, the Managing Member shall cause the Company to issue a number of Units equal to the number of shares of Class A Common Stock issued, registered in the name of Malibu Boats, such that, at all times, the number of Units held by Malibu Boats equals the number of outstanding shares of Class A Common Stock.

(ii) At any time Malibu Boats issues one or more shares of Class A Common Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Managing Member shall cause the Company to issue an equal number of Units, registered in the name of Malibu Boats; provided that Malibu Boats shall be required to contribute all (but not less than all) the net proceeds and property (if any) received by Malibu Boats from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by Malibu Boats in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Units that are issued by the Company to Malibu Boats in connection therewith in accordance with the preceding provisions of this Section 2.1(c)(ii) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then an equal number of Units issued by the Company in accordance with the preceding provisions of this Section 2.1(c)(ii) shall automatically vest or be forfeited. Any cash or property held by either Malibu Boats or the Company or on either’s behalf in respect of dividends paid on restricted Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted Class A Common Stock.

(iii) For purposes of this Section 2.1(c), “net proceeds” means gross proceeds to Malibu Boats from the issuance of Class A Common Stock or other securities less all bona fide out-of-pocket expenses of Malibu Boats, the Company and their respective Subsidiaries in connection with such issuance.

(d) Repurchase or Redemption of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, pursuant to an open market purchase, automatically or by means of another arrangement) by Malibu Boats for cash and subsequently cancelled, then the Managing Member shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem an equal number of Units held by Malibu Boats, at an aggregate redemption price equal to the aggregate purchase or redemption price of the Class A Common Stock being repurchased or redeemed by Malibu Boats (plus any expenses related thereto) and upon such other terms as are the same for the Class A Common Stock being repurchased or redeemed by Malibu Boats.

(e) Changes in Class A Common Stock. Any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Class A Common Stock shall be accompanied by an identical subdivision or combination, as applicable, of Units.

(f) Safe Harbor Election.

(i) By executing this Agreement, each Member authorizes and directs the Company to elect to have the “safe harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such safe harbor election, the Tax Matters Member is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, for execution of a “safe harbor election” in accordance with Section 3.03(1) of the Notice. The Company and each Member hereby agree to comply with all requirements of the safe harbor described in the Notice, including the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each safe harbor partnership interest issued by the Company in a manner consistent with the requirements of the Notice.

(ii) Each Member authorizes the Tax Matters Member to amend Section 3.1(f) of this Agreement to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service or Treasury Department guidance); provided that such amendment is not materially adverse to any Member (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company).

2.2 Admission of Members; Additional Members.

(a) Schedule of Members. The Company shall maintain and keep at its principal executive office a schedule of Members (attached hereto as Schedule A) on which it shall set forth the names and address of each Member, the aggregate number of Units of each class and the aggregate amount of cash Capital Contributions that have been made by such Member at any time, as applicable, and the Fair Market Value of any property other than cash contributed by such Member with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject).

(b) Addition or Withdrawal of Members. The Managing Member shall cause Schedule A to be amended from time to time to reflect the admission of any Additional Member, the withdrawal or termination of any Member, receipt by the Company of notice of any change of address of a Member or the occurrence of any other event requiring amendment of Schedule A.

(c) Continuation of Vesting. Notwithstanding anything in this Agreement to the contrary: (i) the Units held by any Member as a result of the conversion of Class M Units (as defined in the Original Agreement) which as of the date hereof are subject to any vesting, forfeiture, repurchase or similar provisions pursuant to the Original Agreement or in any applicable management unit subscription agreement or other agreement pursuant to which such unvested Units were issued (in each case, “Unvested Units”) shall continue to be subject to such vesting, forfeiture, repurchase or similar provisions; and (ii) no Member may Transfer any Unvested Units, provided that a Member may Transfer Unvested Units pursuant to and in accordance with the Exchange

Agreement if the Member acknowledges and agrees in writing, in a form reasonably satisfactory to the Managing Member, that any securities received in exchange therefor shall continue to be subject to the vesting, forfeiture, repurchase or similar provisions to which such Unvested Units are then subject. A Unit shall cease to be an Unvested Unit at such time as such Unit ceases to be subject to such vesting, forfeiture, repurchase or similar provisions. For the avoidance of doubt, the IPO shall not be considered to be any type of “Change in Control” event of the Company with respect to the vesting provisions of the Class M Units or otherwise.

2.3 Capital Accounts.

(a) The Company shall maintain a separate capital account for each Member according to the rules of Regulations Section 1.704-1(b)(2)(iv) (each a “Capital Account”). The Capital Account of each Member shall be credited initially with an amount equal to such Member’s cash contributions and the initial Gross Asset Value of property contributed to the Company by the Member (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to).

(b) The Capital Account of each Member shall (i) be credited with all Income and Net Income allocated to such Member pursuant to Section 4.1 and Section 4.2, and with the amount of cash and the initial Gross Asset Value of property subsequently contributed to the Company by the Member (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to) following the Effective Date, and (ii) be debited with all Loss and Net Loss allocated to such Member pursuant to Section 4.1 and Section 4.2, and with the amount of cash and the Gross Asset Value of any property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed by the Company to such Member.

(c) The Company may, upon the occurrence of the events specified in Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts of the Members in accordance with the rules of such Regulations and Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

2.4 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

2.5 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

2.6 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

2.7 No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to Distributions of specific assets of the Company or any of its Subsidiaries.

2.8 Non-Certification of Units; Legend; Units Are Securities.

(a) Units shall be issued in non-certificated form; provided that the Managing Member may cause the Company to issue certificates to a Member representing the Units held by such Member. If any Unit certificate is issued, then such certificate shall bear a legend substantially in the following form:

This certificate evidences Units representing an interest in Malibu Boats Holdings, LLC and shall be a security within the meaning of Article 8 of the Uniform Commercial Code.

The interest in Malibu Boats Holdings, LLC represented by this certificate is subject to restrictions on transfer set forth in that certain First Amended and Restated Limited Liability Company Agreement of Malibu Boats Holdings, LLC, dated as of             , 20    , by and among Malibu Boats Holdings, LLC and each of the members from time to time party thereto, as the same may be amended from time to time.

(b) All Units will be “securities” within the meaning of Section 8-102(a)(15) and as provided by Section 8-103(c) of the Uniform Commercial Code as in effect from time to time in the State of Delaware or analogous provisions in the Uniform Commercial Code in effect in any other jurisdiction.

ARTICLE III

DISTRIBUTIONS

3.1 Distributions. Distributions shall be made to the Members, after Tax Distributions are made pursuant to Section 3.4 hereof, as and when determined by the Managing Member, in accordance with their respective Units.

3.2 Successors. For purposes of determining the amount of Distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

3.3 Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property for purposes of Section 3.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Section 4.1 and Section 4.2.

3.4 Tax-Related Distributions.

(a) Subject to the Act and to any restrictions contained in any agreement to which the Company is bound and notwithstanding the provisions of Section 4.1, no later than the tenth day following the end each Quarterly Estimated Tax Period of each calendar year, the Company shall, to the extent that the Company has cash available therefor, make a Distribution in cash (each, a “Tax Distribution”) among the Members, on a pro rata basis in accordance with the number of Units owned by each Member, in an amount equal to the excess of (a) the product of (i) the taxable income of the Company attributable to such Quarterly Estimated Tax Period and all prior Quarterly Estimated Tax Periods in such calendar year, based upon information available to the Company and adjusted to take into account good faith projections by the Company of taxable income or loss for the remainder of the calendar year, multiplied by (ii) the Assumed Tax Rate, over (b) distributions made by the Company pursuant to this Section 3.4(a) with respect to such calendar year; provided, however, that if the Tax Distributions made during a calendar year are less than the product of (x) the actual taxable income of the Company for the calendar year (calculated as described in the last sentence of this Section 3.4(a)) multiplied by (y) the Assumed Tax Rate, the Company shall, to the extent of available cash and borrowings of the Company, make a “true up” Tax Distribution with respect to such calendar year equal to such difference no later than March 15 of the following year. For purposes of clauses (a)(i) and (x) above, the taxable income of the Company shall be determined by disregarding any adjustment to the taxable income of any Member that arises under Section 743(b) of the Code and is attributable to the acquisition by such Member of an interest in the Company in a transaction described in Section 743(a) of the Code.

(b) If the cumulative amount of actual federal, state and local income tax liabilities payable by Malibu Boats, plus the cumulative amount of payments made by Malibu Boats under the Tax Receivable Agreement, through the end of any particular Quarterly Estimated Tax Period or calendar year exceeds the sum of the cumulative amount of Tax Distributions, distributions under Section 3.1 and Malibu Boats Excess Tax Distributions (as defined below) made to Malibu Boats through the end of such Quarterly Estimated Tax Period or calendar year, the Managing Member shall, to the extent permitted by Applicable Law, but subject to the Act and any restrictions contained in any agreement to which the Company is bound, make additional tax distributions to Malibu Boats in an amount equal to such excess (a “Malibu Boats Excess Tax Distribution”). Any such Malibu Boats Excess Tax Distribution shall be treated as an advance against and, thus, shall reduce (without duplication), any future distributions that would otherwise be made to Malibu Boats pursuant to Sections 3.1 and 3.4(a).

(c) The Managing Member shall, to the extent permitted by Applicable Law, but subject to the Act and any restrictions contained in any agreement to which the Company is bound, make distributions to the Members, pro rata in proportion to the number of Units owned by each Member, in such amounts as shall (when combined with the distributions made to Malibu Boats pursuant to Sections 3.1 and 3.4(a)) enable Malibu Boats to meet its obligations pursuant to the Tax Receivable Agreement.

3.5 Unvested Units. To the extent that any distribution, other than a Tax Distribution, is to be made to a Member in respect of any Unvested Unit, such distribution shall be set aside for such Member to be distributed to such Member at the time that such Unit ceases to be an Unvested Unit. To the extent that such Unvested Unit shall be forfeited by or repurchased from such Member without having ceased to be an Unvested Unit, such distribution shall revert to the Company.

ARTICLE IV

ALLOCATIONS

4.1 Allocations. After giving effect to the special allocations in Section 4.2, Net Income and Net Loss (and, if necessary, individual items of Income and Loss) shall be allocated annually (and at such other times as the Managing Member determines) to the Members in such manner that the Capital Account balance of each Member shall, to the greatest extent possible, be equal (proportionately) to the (i) amount that would be distributed to such Member if (a) the Company were to sell the assets of the Company for their Gross Asset Values, (b) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Values of the assets securing such liability), (c) the Company were to distribute the net proceeds of sale pursuant to Section 3.1, minus (ii) such Member’s share of Company Minimum Gain or Member Minimum Gain, computed immediately prior to the hypothetical sale of assets.

4.2 Special Allocations.

(a) Loss attributable to Member Nonrecourse Debt shall be allocated in the manner required by Regulations Section 1.704-2(i). If there is a net decrease during a taxable year in Member Minimum Gain, Income for such taxable year (and, if necessary, for subsequent taxable years) shall be allocated to the Members in the amounts and of such character as is determined according to Regulations Section 1.704-2(i)(4). This Section 4.2(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704-2(i)(4), and shall be interpreted in a manner consistent therewith.

(b) Except as otherwise provided in Section 4.2(a), if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be allocated Income for such taxable year (and, if necessary, for subsequent taxable years) in the amounts and of such character as is determined according to Regulations Section 1.704-2(f). This Section 4.2(b) is intended to be a “minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has an Adjusted Capital Account Deficit as of the end of any taxable year, computed after the application of Section 4.2(a) and Section 4.2(b) but before the application of any other provision of Section 4.1, Section 4.2 and Section 4.3, then Income for such taxable year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.2(c) is intended to be a “qualified income offset” provision as described in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) “Nonrecourse deductions” (as defined in Treasury Regulations §§ 1.704-2(b)(l) and (c)) shall be allocated among the Members pro rata in accordance with the number of Units owned by each of them.

(e) No Loss or Net Loss shall be allocated to a Member to the extent such allocation would cause or increase an Adjusted Capital Account Deficit for such Member. Instead, such Loss or Net Loss shall be allocated among the other Members in the same ratios that such other Members are allocated Net Loss for such year under Section 4.1.

(f) Income and Loss described in clause (d) of the definition of Gross Asset Value shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).

(g) The allocations set forth in Section 4.2(a) through Section 4.2(f) inclusive (the “Regulatory Allocations”) are intended to comply with certain requirements of Section 1.704-1(b) and 1.704-2 of the Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Income and Loss of the Company or to make Distributions. Accordingly, notwithstanding the other provisions of Section 4.1, Section 4.2 and Section 4.3, but subject to the Regulatory Allocations, items of Income and Loss of the Company shall be allocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Account balances of the Members to be in the amounts (or as close thereto as possible) they would have been if Income and Loss had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this shall be accomplished by specially allocating other Income and Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero.

4.3 Tax Allocations.

(a) The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value using such method or methods described in Regulations Section 1.704-3 as are selected by the Managing Member.

(c) If the Gross Asset Value of any Company asset is adjusted pursuant to the requirements of Regulations Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c).

(d) Tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Managing Member taking into account the principles of Regulations Sections 1.704-1(b)(4)(ii) and 1.704-1T(b)(4)(xi).

(e) Allocations pursuant to this Section 4.3 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, Distributions or other Company items pursuant to any provision of this Agreement.

4.4 Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made pursuant to this Article IV and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this Article IV in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.

4.5 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is required by applicable law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including withholding taxes), then such Member shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Managing Member may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.5. A Member’s obligation to indemnify the Company under this Section 4.5 shall survive termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.5, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 4.5, including instituting a lawsuit to collect such indemnification, with interest calculated at a rate equal to 10 percentage points per annum (but not in excess of the highest rate per annum permitted by applicable law).

ARTICLE V

MANAGEMENT; RIGHTS AND DUTIES OF MEMBERS

5.1. Managing Member: Delegation of Authority and Duties.

(a) Authority of Managing Member. The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to officers (“Officers”) or to others to act on behalf of the Company. Without limiting the foregoing provisions of this Section 5.1(a), the Managing Member shall have the sole power to manage or cause the management of the Company, including, without limitation, the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

(b) Other Members. No Member who is not also a Managing Member, in his or her or its capacity as such, shall participate in or have any control over the business of the Company. Except as expressly provided herein, the Units, other Equity Securities in the Company, or the fact of a Member’s admission as a member of the Company do not confer any rights upon the Members to participate in the management of the affairs of the Company. Except as expressly provided herein, no Member who is not also a Managing Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required by law, or expressly provided in Section 5.1(c) or by separate agreement with the Company, no Member who is not also a Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or her or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.

(c) Delegation by Managing Member. The Company may employ one or more Members from time to time, and such Members, in their capacity as employees or agents of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member. To the fullest extent permitted by law, the Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

5.2. Officers.

(a) Designation and Appointment. The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with such titles as and to the extent authorized by the Managing Member. Any number of offices may be held by the same Person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them. The Managing Member may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member. Designation of an Officer shall not of itself create any employment rights.

(b) Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. All employees, agents and Officers shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or Officer of the Company may be suspended by or altered the Managing Member from time to time, in each case in the sole discretion of the Managing Member.

(c) Duties of Officers. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by officers of a Delaware corporation pursuant to the laws of the state of Delaware.

5.3. Devotion of Time; Fiduciary Duties; Company Opportunities; Other Activities. Except only as specifically set forth in this Agreement or in a separate written agreement with the Company, (a) the Members and the Officers are not obligated to devote any or all of their time or business efforts to the affairs of the Company, (b) the Members and the Officers shall devote only whatever time, effort and skill as they deem appropriate for the management and operation of the Company, (c) the Members and the Officers are free to own interests in other businesses and undertakings and to pursue and engage in other investments, activities and opportunities (collectively, “Other Interests”), (d) the Members are fully aware that the other Members are, and in the future may be, engaged in and conduct Other Interests that are directly or indirectly in competition with the Company or with each other, (e) none of the Officers, Members, or any Affiliate of any Member will have any obligation to offer the Company or any other Member any Other Interests or the right to participate therein, (f) none of the Company, the Officers, or the Members will have any rights in any Other Interests in which any Officer, other Member, or any of their Affiliates engages outside of the Company by virtue of the relationship contemplated by this Agreement, (g) none of the Officers, Members, or any Affiliate of any Member shall be required to disclose to the other Members or the Company the existence or nature of any such Other Interests, (h) no Member shall owe any fiduciary duties to the Company or any Member or any of their respective Affiliates in connection with the Company, (i) each

Member (including the Managing Member) shall be entitled to consider only the interests of such Member in connection with any decision or action brought before such Member in his, her or its capacity as a Member and shall have no duty or obligation to consider any other interests or factors affecting the Company or any other Member or any of their respective Affiliates, (j) the Company and the Members each agree that each shall have no claim under fiduciary duty or similar principles to such Other Interests or otherwise with respect to the Company in any respect (including but not limited to the operation and management of the Company), and (k) each Member and the Company waives any conflict of interest related to such Other Interests and the other matters described in this Section 5.3.

5.4. No Liability of Members and Officers. Except as provided in this Agreement, in the Certificate, in a separate written agreement with the Company or as required under the Act, no Member, Officer, employee or other agent of the Company will be personally liable for the debts, obligations or liabilities of the Company, whether that liability arises in contract, tort, or otherwise. No Member, Officer, employee or other agent of the Company will be liable in damages or otherwise to the Company or any other Member for any loss or damage incurred by reason of any act or omission performed or omitted by such Member or Officer in good faith either on behalf of the Company or in furtherance of the interests of the Company, and performed or omitted in a manner reasonably believed by such Person to be within the scope of the authority granted by this Agreement, by law or by the consent of the Managing Member, provided such Person was not guilty of gross negligence or willful misconduct with respect to such act or omission.

5.5. Exculpation and Indemnification. To the fullest extent permitted by law, the Company will indemnify and hold harmless each of the Members, Officers, employees or other agents who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of any act or omission or alleged act or omission arising out of such Person’s activities as a Member, Officer, employee or other agent or otherwise on behalf of the Company if such activities were performed or omitted in good faith either on behalf of the Company or in furtherance of the interests of the Company, and were performed or omitted in a manner reasonably believed by such Person to be within the scope of the authority conferred by this Agreement, by law or by the Managing Member, against losses, damages, or expenses for which such Person has not otherwise been reimbursed (including, without limitation, attorneys and accountant fees and expenses, judgment fines and amounts paid in settlement), actually and reasonably incurred by such Person in connection with such action, suit or proceeding, so long as such Person was not guilty of gross negligence or willful misconduct with respect to such act or omission. Expenses, including attorneys’ fees and expenses, incurred by any such indemnified Person in defending a proceeding as to which it is entitled to indemnification hereunder (as reasonably determined by the Managing Member) shall be paid by the Company periodically in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 5.5 shall be provided and satisfied out of and to the extent of Company assets only. The right to indemnification and the advancement of expenses conferred in this Section 5.5 shall not be exclusive of any other right which any such

Person may have or hereafter acquire under any agreement, law or otherwise. If this Section 5.5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each such indemnified Person pursuant to this Section 5.5 to the fullest extent permitted by any applicable portion of this Section 5.5 that shall not have been invalidated.

5.6. Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Member, Officer, employee or other agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as a Member, Officer, employee or other agent of the Company, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 5.5 or under applicable law.

5.7. Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.

5.8 Certain Costs and Expenses. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, and (ii) in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its subsidiaries (including expenses that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without suggesting any limitation of any kind, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member.

ARTICLE VI

TAX MATTERS

6.1 Preparation of Tax Returns. The Tax Matters Member shall arrange for the preparation and timely filing of all returns required to be filed by the Company.

6.2 Tax Elections. The taxable year shall be the Fiscal Year unless the Managing Member shall determine otherwise in compliance with applicable laws. The Tax Matters Member shall determine whether to make or revoke any available election pursuant to the Code; provided that the Tax Matters Member shall cause the Company to make and to maintain and keep in effect at all times, in accordance with Sections 734, 743 and 754 of the Code and applicable Treasury Regulations and comparable state law provisions, an election to adjust tax basis in the event (i) any Unit is Transferred in accordance with this Agreement or the Exchange Agreement or (ii) any Company property is distributed to any Member. Each Member will upon request supply any information necessary to give proper effect to any tax elections. Notwithstanding the foregoing, no election shall be made to treat the Company as a corporation for tax purposes and the Managing Member agrees not to take any action to treat the Company as a corporation for tax purposes.

6.3 Tax Controversies. The Managing Member is hereby designated as the Tax Matters Member and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate reasonably with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Member shall keep the Members reasonably informed of the progress of any examinations, audits or other proceedings, and shall provide the Members with information on a full and timely basis.

6.4 Tax Allocations. All matters concerning allocations for United States federal, state, and local and non-United States income tax purposes, including accounting procedures, not expressly provided for by the term of this Agreement shall be determined in good faith by the Managing Member.

6.5 Fiscal Year. The Fiscal Year of the Company shall end on or as close to June 30 unless otherwise determined by the Managing Member in its sole discretion in accordance with Section 706 of the Code.

6.6 Books and Records; Fiscal Year. The Company shall maintain the Company’s books and records at its principal office. Such books will be kept on such method of accounting as the Managing Member will select. The Company’s accounting period will be the Fiscal Year, unless and until changed by the Managing Member. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business, including without limitation (a) a current list in alphabetical order of the full name and last known business street address of each Member, (b) a copy of the certified Certificate and all certificates of amendment to it, together with executed copies of any powers of attorney pursuant to which any certificates of amendment has been executed, (c) copies of the Company’s federal, state and local income tax returns and reports, if any, for the 3 most recent years, (d) a copy of this Agreement, as amended, and (e) any other documents or records required under the Act.

6.7 Reports. The Company will close the books of account promptly after the close of each Fiscal Year and will prepare and send to each Member a statement of such Member’s distributive share of income and expense for federal income tax reporting purposes.

ARTICLE VII

TRANSFER OF UNITS; SUBSTITUTE MEMBERS; REGISTRATION RIGHTS

7.1 Restrictions on Transfers. Other than as provided for below in this Section 7.1, no Member may sell, assign, transfer, grant a participation in, pledge, hypothecate, encumber or otherwise dispose of (such transaction being herein collectively called a “Transfer”) all or any portion of its Membership Interest except with the written consent of the Managing Member, which may be granted or withheld in its sole discretion. Without the consent of the Managing Member (but otherwise in compliance with Section 7.1), a Member may, at any time, (a) Transfer any portion of such Member’s Membership Interest pursuant to the Exchange Agreement, or (b) Transfer any portion of such Member’s Membership Interest to a Permitted Transferee of such Member. Any purported Transfer of all or a portion of a Member’s Membership Interest not complying with this Section 7.1 shall be void ab initio and shall not create any obligation on the part of the Company or the other Members to recognize that purported Transfer or to recognize the Person to which the Transfer purportedly was made as a Member. A Person acquiring a Member’s Membership Interest pursuant to this Section 7.1 shall not be admitted as a Substituted Member or Additional Member except in accordance with the requirements of Section 7.2, but such Person shall, to the extent of the Membership Interest transferred to it, be entitled to such Member’s (i) share of Distributions, (ii) share of profits and losses, including Net Profits and Net Losses, and (iii) Capital Account in accordance with Section 2.3. Notwithstanding anything in this Section 7.1 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Membership Interest after the designation of a record date and declaration of a distribution pursuant to Section 3.1 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its Membership Interest) shall be entitled to receive such distribution in respect of such transferred Membership Interest.

7.2 Recognition of Transfer; Substituted and Additional Members.

(a) No direct or indirect Transfer of all or any portion of a Member’s Membership Interest may be made, and no purchaser, assignee, transferee or other recipient of all or any part of such Membership Interest shall be admitted to the Company as a Substituted Member or Additional Member hereunder, if:

(i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Membership Interest;

(ii) such Transfer would cause a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code;

(iii) such Transfer would require the registration of such Transferred Membership Interest pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act);

(iv) such Transfer would cause any portion of the assets of the Company to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time; or

(v) to the extent requested by the Managing Member, the Managing Member shall not have received the opinion of counsel, if any, required by Section 7.2(c) in connection with such Transfer.

(b) Each Substituted Member and Additional Member shall be bound by all of the provisions of this Agreement. Each Substituted Member and Additional Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments (including a counterpart of this Agreement or a joinder agreement in customary form), in form and substance reasonably satisfactory to the Managing Member, as the Managing Member reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such substituted or Additional Member to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest acquired by such substituted or Additional Member. The admission of a Substituted or Additional Member shall not require the consent of any Member other than the Managing Member (if and to the extent such consent of the Managing Member is expressly required by this Article VII). As promptly as practicable after the admission of a Substituted or Additional Member, the books and records of the Company and Schedule A shall be changed to reflect such admission.

(c) As a further condition to any Transfer of all or any part of a Member’s Membership Interest, other than Transfers pursuant to the Exchange Agreement, the Managing Member may, in its discretion, require a written opinion of counsel to the transferring Member reasonably satisfactory to the Managing Member, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Managing Member, as to such matters as are customary and appropriate in transactions of this type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to the Exchange Agreement.

7.3 Expense of Transfer; Indemnification. All reasonable costs and expenses incurred by the Managing Member and the Company in connection with any Transfer of a Member’s Membership Interest, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

7.4 Additional Requirements. Notwithstanding any contrary provision in this Agreement, for the avoidance of doubt, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any interests in the Company that are outstanding as of the date of this Agreement or are created hereafter, with the written consent of the holder of such interests in the Company. Such requirements, provisions and restrictions need not be uniform among holders of interests in the Company and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the interests in the Company owned by any one or more Members or Assignees at any time and from time to time, and such actions or omissions by the Managing Member shall not constitute the breach of this Agreement or of any duty hereunder or otherwise existing at law, in equity or otherwise.

7.5 Mandatory Exchange. The Managing Member may, with the consent of Black Canyon Management LLC (provided that a Black Canyon Entity is a Member) and those Members (other than the Managing Member) holding not less than 50% of the Units (excluding any Units held by the Managing Member), require all Members holding Units to exchange all such Units held by them pursuant to the Exchange Agreement.

7.6 Registration Rights.

(a) At any time that Malibu Boats proposes or is obligated to register any shares of Class A Common Stock under the Securities Act (other than registrations on such form(s) solely for registration of shares of Class A Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to the terms of the Registration Rights Agreement, whether or not for sale for its own account, Malibu Boats will give written notice to each holder of Registrable Securities at least 30 days prior to the initial filing of such registration statement with the Securities and Exchange Commission of the intent of Malibu Boats to file such registration statement and of such holder’s rights under this Section 7.6. Upon the written request of any holder of Registrable Securities made within 20 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), Malibu Boats will use its best efforts to effect the registration (an “Incidental Registration”) under the Securities Act of all Registrable Securities which Malibu Boats, as the case may be, has been so requested to register by the holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such Incidental Registration, Malibu Boats shall determine for any reason not to register or to delay registration of such securities, Malibu Boats may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, Malibu Boats shall be relieved of its obligation to register any Registrable Securities under this Section 7.6 in connection with such registration, and (ii) in the case of a determination to delay registration, Malibu Boats shall be permitted to delay registering any Registrable Securities under this Section 7.6 during the period that the registration of such other securities is delayed.

(b) If the sole or managing underwriter of a registration advises Malibu Boats in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, Malibu Boats will include in such registration the Registrable Securities and other securities of Malibu Boats in the following order of priority:

(i) first, the greatest number of securities of Malibu Boats proposed or is obligated to include in such registration by Malibu Boats for its own account and by holders of Other Registration Rights that have priority over the Incidental Registration rights granted to holders of Registrable Securities under this Section 7.6, which in the opinion of such underwriters can be so sold; and

(ii) second, after all securities that Malibu Boats proposes or is obligated to register for its own account or for the accounts of holders of Other Registration Rights that have priority over the Incidental Registration rights under this Section 7.6 have been included, the greatest amount of Registrable Securities and securities having Other Registration Rights that are pari passu with Registrable Securities (including, for the avoidance of doubt, any securities proposed to be included pursuant to the terms of the Registration Rights Agreement), in each case requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities and securities subject to such Other Registration Rights based on the respective amounts of Registrable Securities and securities subject to such Other Registration Rights held by each such holder.

(c) Upon delivering a request under this Section 7.6, a Member will, if requested by Malibu Boats, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to Malibu Boats with respect to such Member’s securities to be registered pursuant to this Section 7.6 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Member will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Member’s behalf with respect to the matters specified therein. Such Member also agrees to execute such other agreements as Malibu Boats may reasonably request to further evidence the provisions of this Section 7.6.

(d) Notwithstanding anything to the contrary herein, after the time any Exchange Registration has become effective and continuing for so long as such Exchange Registration remains effective and available for use, any Member who is not an “affiliate” of Malibu Boats for purposes of Rule 144 under the Securities Act or the holder of at least 3% of the then-outstanding shares of Class A Common Stock on a fully-

diluted basis (including giving effect to the exchange of all Units held by Persons other than Malibu Boats for shares of Class A Common Stock) shall not have the right to participate in any Incidental Registration rights pursuant to this Section 7.6, except to the extent the shares to be registered and offered pursuant to such Incidental Registration will be an underwritten offering.

(e) Each Member agrees that, if requested in writing in connection with an underwritten offering subsequent to Malibu Boats’ initial public offering made pursuant to a registration statement for which such Member has registration rights pursuant to this Section 7.6 by the managing underwriter or underwriters of such underwritten offering, such Member will not effect any public sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering), during the period beginning seven days prior to, and ending up to 180 days after, the effective date of any such subsequent underwritten registration (the “Follow-On Holdback Period”), except as part of any such underwritten registration (or for such shorter period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all Members). Notwithstanding the foregoing, no Follow-On Holdback Period shall apply to any Person who (a) is not an executive officer or director of Malibu Boats, a selling stockholder in such offering or a Person selling Units to Malibu Boats, the Company or any of their respective subsidiaries if such purchase is funded by the sale of Class A Common Stock by Malibu Boats, the Company or any of their respective subsidiaries in such offering and (b) holds, together with its affiliates, less than 1% of the then-outstanding Class A Common Stock.

(f) It shall be a condition precedent to the obligations of Malibu Boats to take any action pursuant to this Section 7.6 with respect to the Registrable Securities of any selling Member that such Member shall furnish to Malibu Boats such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Member’s Registrable Securities.

(g) Each Member registering securities under this Section 7.6 shall promptly furnish in writing to Malibu Boats such information regarding itself, the distribution of the Registrable Securities as Malibu Boats may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration.

(h) No Member may participate in any Public Offering hereunder unless such Member (i) agrees to sell such Member’s securities on the basis provided in any underwriting arrangements approved by the Members entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Section 7.6 in respect of registration rights.

(i) In the event of any registration of any Registrable Securities of Malibu Boats under the Securities Act pursuant to this Section 7.6, Malibu Boats will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, a Member that includes Registrable Securities in any such registration statement, each affiliate of such Member and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing) and each other Person, if any, who controls such seller within the meaning of the Securities Act (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment or supplement thereto under which such Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (b) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that Malibu Boats shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Malibu Boats with respect to such seller or any underwriter specifically for use in the preparation thereof.

(j) Each Member that includes Registrable Securities in any registration statement under the Securities Act pursuant to this Section 7.6 hereby severally and not jointly indemnifies and holds harmless, and Malibu Boats may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Section 7.6, that Malibu Boats shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless, Malibu Boats and all other prospective sellers of Registrable Securities, each officer of Malibu Boats who signed the registration statement and each Person, if any, who controls Malibu Boats and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 7.6(i) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Malibu Boats with respect to such seller or any underwriter specifically for use in the preparation of such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Malibu Boats, any of the Members or any underwriter, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such Person. In no event shall any such indemnification liability of any Member be greater in amount than the dollar amount of the proceeds received by such Member upon the sale of the Registrable Securities giving rise to such indemnification obligation.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION; WITHDRAWAL

8.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following events:

(a) an election by the Managing Member to dissolve, wind up or liquidate the Company;

(b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or

(c) at any time there are no members of the Company, unless the Company is continued in accordance with the Act.

Except as otherwise set forth in this Section 8.1, the Company is intended to have perpetual existence.

8.2 Liquidation and Termination.

(a) On the dissolution of the Company, the Managing Member shall act as liquidator or (in its sole discretion) may appoint one (1) or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidators are as follows:

(i) the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine); and

(ii) after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 8.1, all remaining assets of the Company shall be distributed in accordance with Section 3.1.

8.3 Complete Distribution. The distribution to a Member in accordance with the provisions of Section 3.1 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Act.

8.4 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Managing Member (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 8.4.

8.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 8.2 to minimize any losses otherwise attendant upon such winding up.

8.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

8.7 HSR Act. Notwithstanding any other provision in this Agreement, in the event that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Member by reason of the fact that any assets of the Company shall be distributed to such Member in connection with the dissolution of the Company, the dissolution of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

8.8 Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company, except pursuant to a Transfer permitted under this Agreement.

ARTICLE IX

GENERAL PROVISIONS

9.1 Power of Attorney. Each Member hereby constitutes and appoints the Managing Member and the liquidators, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof that the Managing Member deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the

State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or the liquidators deem appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Member. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

9.2 Amendments.

(a) This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; provided that except as otherwise provided herein, no amendment may materially and adversely affect the rights of a holder of Units, as such, other than on a pro rata basis with other holders of Units of the same class without the consent of such holder (or, if there is more than one such holder that is so affected, without the consent of a majority of such affected holders in accordance with their holdings of Units), provided further, however, that notwithstanding the foregoing, the Managing Member may, without the written consent of any other Member or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (1) any amendment, supplement, waiver or modification that the Managing Member determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class of Units or other Equity Securities in the Company or other Company securities in accordance with this Agreement; (2) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement; (3) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; (4) any amendment, supplement, waiver or modification that the Managing Member determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; or (5) a change in the Fiscal Year or taxable year of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company, including a change in the dates on which distributions are to be made by the Company; provided further, that the books and records of the Company shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member, the adjustment of the Units or other interests in the Company resulting from any issuance, Transfer or other disposition of Units or other interests in the Company, in each case that is made in accordance with the provisions hereof. If an amendment has been approved in accordance with this agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment.

(b) Notwithstanding the foregoing, in addition to any other consent that may be required, the consent of Black Canyon Management LLC shall also be required (the “Special Consent Right”) for so long as the Black Canyon Entities collectively hold a number of Units that is equal to or greater than 5% of the number of Units outstanding immediately following the closing of the IPO and the related purchase of Units by the Managing Member with the net proceeds therefrom (such number to be adjusted for any subdivision or combination of the Units effected after the closing of the IPO) for any amendment of this Agreement (or the rights of the Units in connection with the authorization or issuance of any other Units or Equity Securities of the Company) that (i) reduces the right of any Member to receive Tax Distributions other than on a pro rata basis with a reduction in taxable income allocable to such Member and other holders of Units of the same class, (ii) precludes or limits the rights of any Member to exercise its respective rights under the Exchange Agreement, (iii) requires any Member to make a Capital Contribution (including as a condition to maintaining any rights necessary to permit such Member to exercise its respective rights under the Exchange Agreement), (iv) materially increases the obligations of any Member under this Agreement, or (v) results in the Company being treated as a corporation for tax purposes; provided, however, that if the Black Canyon Entities collectively hold a number of Units that is less than 5% of the number of Units outstanding immediately following the closing of the IPO and the related purchase of Units by the Managing Member with the net proceeds therefrom (such number to be adjusted for any subdivision or combination of the Units effected after the closing of the IPO), then Black Canyon Management LLC shall have the right to assign or transfer the Special Consent Right to Horizon Holdings, LLC, provided that Horizon Holdings, LLC, together with its successors and Permitted Transferees, collectively hold a number of Units that is equal to or greater than 5% of the number of Units outstanding immediately following the closing of the IPO and the related purchase of Units by the Managing Member with the net proceeds therefrom (such number to be adjusted for any subdivision or combination of the Units effected after the closing of the IPO).

(c) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.3 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

9.4 Successors and Assigns. All covenants and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

9.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.6 Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

9.7 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

9.8 Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth on Schedule A attached hereto, or in the Company’s books and records, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice to the Managing Member or the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 1.5.

9.9 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, Distributions, capital or property other than as a secured creditor.

9.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

9.11 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

9.12 Entire Agreement. This Agreement, the other Transaction Documents, those documents expressly referred to herein and other documents dated as of the Effective Date related to the subject matter hereof embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

9.13 Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

9.14 Spousal Consent. Each Member who is an individual and is married has caused such Person’s spouse to execute and deliver a Spousal Consent and Proxy in substantially the form of Exhibit B.

ARTICLE X

DEFINITIONS

10.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, 6 Del. L. Sections 18-101, et seq.

“Additional Member” means any Person that has been admitted to the Company as a Member after the Effective Date pursuant to Section 2.2(b) by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

“Adjusted Capital Account Deficit” means, with respect to any Person’s Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Capital Account balance shall be (i) reduced for any items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6), and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Affiliate” when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of a Member shall include all its directors, managers, officers and employees in their capacities as such.

“Agreement” has the meaning set forth in the preamble.

“Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not a Member.

“Assumed Tax Rate” means, for any taxable year, the highest marginal effective rate of federal, state and local income tax applicable to an individual resident in Los Angeles, California (or, if higher, a corporation doing business in Los Angeles, California) determined by applying the rates applicable to ordinary income (in cases where taxes are being determined on ordinary income allocated to a Member) and capital gains (in cases where taxes are being determined on capital gains allocated to a Member), and by assuming that state and local income taxes are not deductible in computing a Member’s liability for federal income tax.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (a) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of such Person’s assets; (b) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing such Person’s inability to pay its debts as they become due; (c) the failure of such Person to pay its debts as such debts become due; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (f) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person’s assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive calendar days.

“Black Canyon Entities” means Black Canyon Direct Investment Fund L.P., a Delaware limited partnership, Black Canyon Investments L.P., a Delaware limited partnership, Canyon Value Realization Fund, L.P., a Delaware limited partnership, The Canyon Value Realization Master Fund, L.P., a Cayman Islands limited partnership, and Loudon Partners, LLC, a Delaware limited liability company, and their respective successors and Permitted Transferees.

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Capital Account” has the meaning set forth in Section 2.3(a).

“Capital Contributions” means any cash, cash equivalents or, at the consent of the Managing Member, the Fair Market Value of other property that a Member contributes to the Company with respect to any Unit or other Equity Securities issued pursuant to Article II (net of liabilities assumed by the Company or to which such property is subject).

“Certificate” has the meaning set forth in the preamble.

“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of Malibu Boats.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Regulations Section 1.704-2(d).

“Control” means, when used with reference to any Person, the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or other understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Custody Agreement and Power of Attorney” has the meaning set forth in Section 7.6(c).

“Depreciation” has the meaning set forth in the definition of “Net Income” or “Net Loss” under paragraph (e) therein.

“Distribution” means each distribution after the Effective Date made by the Company to a Member, whether in cash, property or securities of the Company, pursuant to, or in respect of, Article III or Article VIII.

“Economic Interest” means the right to allocations of items of income, gain, loss, deduction, credit or similar items and the right to Distributions of cash and other property as provided in Article III, Article IV, Article VIII and Article IX of this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company or any right to receive information concerning the business and affairs of the Company, in each case, except as expressly otherwise provided in this Agreement or required by the Act.

“Effective Date” has the meaning set forth in the preamble.

“Effective Time” has the meaning set forth in the recitals.

“Equity Securities” means, as applicable, (a) any capital stock, membership interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Exchange Agreement” means the Exchange Agreement dated on or about the date hereof between the Company, the Members and Malibu Boats.

“Exchange Registration” has the meaning ascribed to such term in the Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset or securities, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as determined in good faith by the Managing Member.

“Family Group” means for any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, and any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“Fiscal Year” means the fiscal year of the Company, which unless otherwise determined by the Managing Member in its sole discretion shall be each period ending on June 30.

“Follow-On Holdback Period” has the meaning set forth in Section 7.6(e).

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset on the date of the contribution;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times:

(i) the acquisition of an additional interest in the Company after the Effective Date by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

(ii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company or any of its Subsidiaries by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Regulations Section 1.704-1(b)(2)(iv)(d)).

(iii) the Distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company; and

(iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(c) the Gross Asset Value of any Company asset distributed to a Member shall be the gross Fair Market Value of such asset on the date of Distribution;

(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Managing Member determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

(e) with respect to any asset that has a Gross Asset Value that differs from its adjusted tax basis, Gross Asset Value shall be adjusted by the amount of Depreciation rather than any other depreciation, amortization or other cost recovery method.

“HSR Act” has the meaning set forth in Section 8.7.

“Incidental Registration” has the meaning set forth in Section 7.6(a).

“Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss.

“Indemnified Parties” has the meaning set forth in Section 7.6(e).

“IPO Transactions” has the meaning set forth in the recitals.

“Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.

“Malibu Boats” has the meaning set forth in the preamble.

“Malibu Boats Excess Tax Distribution” has the meaning set forth in Section 3.4(b).

“Managing Member” means Malibu Boats and its successors and assigns and any substitute Managing Member appointed in accordance with the terms of this Agreement.

“Member” means each Person listed on Schedule A attached hereto and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as such term is defined in the Act) of the Company. Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement. Except as otherwise set forth herein or in the Act, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Membership Interest” means, with respect to each Member, such Member’s Economic Interest and rights as a Member.

“Net Income” or “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss), with the following adjustments:

(a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, with respect to a Company asset having a Gross Asset Value that differs from its adjusted basis for tax purposes, “Depreciation” with respect to such asset shall be computed by reference to the asset’s Gross Asset Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

(f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss;

(g) Any Income or Loss that is allocated under Section 4.2 shall be excluded for purposes of computing Net Income or Net Loss.

“Notice” has the meaning set forth in Section 2.1(f)(i).

“Officers” has the meaning set forth in Section 5.1.

“Original Agreement” has the meaning set forth in the recitals.

“Other Registration Rights” means the registration rights of any holder of securities of Malibu Boats granted other than pursuant to this Agreement, including any rights granted pursuant to the Registration Rights Agreement.

“Percentage Interest” of each Member is set forth on Schedule A hereto, which may be amended from time to time and which shall be equal to a fraction (expressed as a percentage), the numerator of which is the number of Units held by such Member and the denominator of which is the number of Units held by all the Members (it being understood that if the Company hereafter issues any Equity Securities other than the Units, then this definition shall be changed pursuant to an amendment of this Agreement in accordance with the terms hereof).

“Permitted Transferee” means, with respect to any Member, (a) its Affiliates (including, in the case of any Member that is an entity, any distribution by such Member to its members, partners or shareholders (the “Member’s Owners”), and any related distributions by the Member’s Owners to their respective members, partners or shareholders), (b) in the case of an individual, any member of its Family Group.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Quarterly Estimated Tax Periods” means the two, three, and four calendar month periods with respect to which Federal quarterly estimated tax payments are made. The first such period begins on January 1 and ends on March 31. The second such period begins on April 1 and ends on May 31. The third such period begins on June 1 and ends on August 31. The fourth such period begins on September 1 and ends on December 31.

“Registration Rights Agreement” means the Registration Rights Agreement dated on or about the date hereof among Malibu Boats and certain of the Members.

“Registrable Securities” means shares of Class A Common Stock that may be delivered in exchange for Units and other shares of Class A Common Stock otherwise held by a Member from time to time. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities and such Registrable Securities shall be deemed to be in existence whenever such Person has the right to acquire such Registrable Securities (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder. For purposes of this Agreement, as to any particular Member, Registrable Securities shall cease to be Registrable Securities when and to the extent that (i) such Registrable Securities (A) have been sold in a transaction registered under the Securities Act, (B) have been sold pursuant to Rule 144 under the Securities Act (or any successor provision then in effect) or (C) in the case of any Registrable Securities that are not “restricted securities” for purposes of Rule 144 under the Securities Act, have been sold by a Person who is not an “affiliate” of Malibu Boats for purposes of Rule 144 in reliance upon Section 4(a)(1) of the Securities Act, (ii) the holder of such Registrable Securities is not an “affiliate” of Malibu Boats for purposes of Rule 144 and is eligible to sell all Registrable Securities held by such Person pursuant to Rule 144(b)(1) under the Securities Act in any three-month period without limitation under any of the other requirements of Rule 144, (iii) in the case of any Registrable Securities that are not “restricted securities” for purposes of Rule 144 under the Securities Act, the Member is not an “affiliate” of Malibu Boats for purposes of Rule 144 and is eligible to publicly sell such securities in reliance upon Section 4(a)(1) of the Securities Act (or any successor provision then in effect); or (iv) such Registrable Securities cease to be outstanding (or issuable upon exchange).

“Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 4.2(g).

“Securities Act” means the United States Securities Act of 1933, as amended, and applicable rules and regulations thereunder. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Special Consent Right” has the meaning set forth in Section 9.2(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 7.2 by virtue of such Person receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

“Successor in Interest” means any (a) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (b) assignee for the benefit of the creditors of, (c) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of, or (d) other Transferee, executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise (including any Person acquiring (whether by merger, consolidation, sale, exchange or otherwise) all or substantially all of the assets or Equity Securities of the Company and its Subsidiaries).

“Tax Distribution” has the meaning set forth in Section 3.4(a).

“Tax Matters Member” has the same meaning as “tax matters partner” set forth in Section 6231 of the Code.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated on or about the date hereof between Malibu Boats, the Company and the current Members.

“Transaction Documents” means, collectively, this Agreement, the Exchange Agreement and the Tax Receivable Agreement.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriters” has the meaning set forth in the recitals.

“Unit” has the meaning set forth in Section 2.1(a).

“Unvested Units” has the meaning set forth in Section 2.2(c).

10.2 Interpretative Matters. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g) references to any Person include the successors and permitted assigns of such Person;

(h) the use of the words “or,” “either” and “any” shall not be exclusive;

(i) wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j) references to “$” or “dollars” means the lawful currency of the United States of America;

(k) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(l) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

[END OF PAGE]

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGES TO

LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

MALIBU BOATS HOLDINGS, LLC

By:

MEMBER:

(Print Name of Entity)

By: (Signature)
Name: Title:

Signature Page to

First Amended and Restated LLC Agreement of

Malibu Boats Holdings, LLC

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

JOINDER

For good and valuable consideration, the receipt and adequacy of which is acknowledged and confessed, Malibu Boats, Inc., a Delaware corporation (“Malibu Boats”), does hereby join this Agreement solely with respect to its rights and obligations set forth under Sections 2.1, 3.4 and 7.6 of the Agreement. This Joinder will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of Malibu Boats.

MALIBU BOATS, INC.

By:
Name:
Title:

JOINDER

For good and valuable consideration, the receipt and adequacy of which is acknowledged and confessed, Black Canyon Management LLC, a Delaware limited liability company (“Black Canyon Management”), does hereby join this Agreement solely with respect to its rights and obligations set forth under Sections 7.5 and 9.2 of the Agreement. This Joinder will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of Black Canyon Management.

BLACK CANYON MANAGEMENT LLC

By:
Name:
Title:

JOINDER

For good and valuable consideration, the receipt and adequacy of which is acknowledged and confessed, Horizon Holdings LLC, a Delaware limited liability company (“Horizon”), does hereby join this Agreement solely with respect to its rights and obligations set forth under Section 9.2 of the Agreement. This Joinder will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of Horizon.

HORIZON HOLDINGS LLC

By:
Name:
Title:

Signature Page to

First Amended and Restated LLC Agreement of

Malibu Boats Holdings, LLC

SCHEDULE A

SCHEDULE OF MEMBERS

Name and Address of Member	Number of Units	Percentage Interest	Capital Contributions

A-1

SCHEDULE B

Consent of Spouse and Proxy

I acknowledge that I have read the foregoing Limited Liability Company Agreement and that I know its contents. I am aware that by its provisions the Membership Interest of the Company held by me, my spouse, or either or both of us, including my community property interest in such Membership Interest, if any, is subject to transfer restrictions and other restrictions pursuant to the Limited Liability Company Agreement. I hereby agree and consent that such Membership Interest and my interest in it, if any, are subject to all of the provisions of the foregoing Limited Liability Company Agreement and that I will take no action at any time to hinder operation of, or violate, the foregoing Limited Liability Company Agreement. I hereby grant to my spouse an irrevocable proxy, coupled with an interest, with power of substitution, with respect to all matters relating to such Membership Interest, including the voting and transfer thereof.

By:
Name:
Spouse:
Address:

Tel:
Fax:

B-1